Exhibit 99.1 PRESS RELEASE, DATED JUNE 1, 2020, OF ENERSYS REGARDING FINANCIAL
RESULTS FOR THE FOURTH QUARTER AND FULL YEAR FISCAL 2020

EnerSys Reports Fourth Quarter and Full Year Fiscal 2020 Results

Reading, PA, USA, June 1, 2020 – EnerSys (NYSE: ENS), the global leader in stored energy solutions for industrial applications, announced today results for its fourth quarter and full year of fiscal 2020, which ended on March 31, 2020.

Net loss attributable to EnerSys stockholders (“Net loss”) for the fourth quarter of fiscal 2020 was $1.5 million, or $0.04 per diluted share, which included an unfavorable highlighted net of tax impact of $49.0 million, or $1.15 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Net earnings for the fourth quarter of fiscal 2019 were $18.5 million, or $0.42 per diluted share, which included an unfavorable highlighted net of tax impact of $43.6 million, or $1.01 per diluted share from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Excluding these highlighted items, adjusted Net earnings per diluted share for the fourth quarter of fiscal 2020, on a non-GAAP basis, were $1.11. On March 24, 2020, the Company suspended the guidance provided by it on February 5th, 2020 for the fourth quarter of fiscal 2020 due to uncertainty surrounding the impact from the COVID-19 virus and the Company's ability to assess its results due to government actions to limit the spread of the virus. On April 21, 2020, the Company provided preliminary and unaudited operating results such as revenues, gross profit, operating expenses and foreign currency losses (pending material adjustments for impairments, taxation and business interruption claim) as well as liquidity related information such as debt and cash on hand. The Company believes the results reported above remain consistent with those reported on April 21, 2020 and any differences are the result of impairments and taxation.

During the fourth quarter, we recorded impairment charges of $44.2 million, resulting from our annual impairment testing of intangible assets, including goodwill, as the fair values of our Asia reporting unit and indefinite-lived intangibles were less than their respective carrying values.

Our third quarter results were impacted by a fire in our Richmond, KY motive power facility in late September, near the end of our second quarter. We estimate the disruption from the fire resulted in $30 million of lost sales to the third quarter. By the beginning of our fourth fiscal quarter, we had largely recovered from the fire operationally, and included in our initial guidance for the fourth quarter a recovery from our business interruption claim of approximately $15 million. The progress of our claim has been slowed by the COVID-19 virus and only $5 million received on April 1, 2020 has been reflected in our reported results for the fourth quarter. We are still pursuing our claim and have received an additional $3.7 million on May 15, 2020, which will be reflected in our first quarter of fiscal 2021 along with any further funds we receive towards our claim prior to our filing that quarterly report.

These earnings compare to the prior year fourth quarter adjusted Net earnings of $1.43 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information, which include tables reconciling GAAP and non-GAAP adjusted financial measures for the quarters ended March 31, 2020 and 2019.

Net sales for the fourth quarter of fiscal 2020 were $781.8 million, a decrease of 2% from the prior year fourth quarter net sales of $796.6 million and a 2% sequential quarterly increase from the third quarter of fiscal 2020 net sales of $763.7 million. The decrease from the prior year quarter was the result of a 3% decrease in organic volume and a 2% decrease in foreign currency translation impact, partially offset by a 3% increase from the NorthStar acquisition. The 2% sequential quarterly increase was primarily from a 2% increase in organic volume and a 1% increase in pricing, partially offset by a 1% decrease in currency translation impact.

The Company’s operating results for its business segments for the fourth quarters of fiscal 2020 and 2019 are as follows:

	Quarter ended
	($ millions)
	March 31, 2020	March 31, 2019
Net sales by segment
Americas	$537.2	$507.8
EMEA	199.0	228.3
Asia	45.6	60.5
Total net sales	$781.8	$796.6
Operating earnings
Americas	$63.9	$61.2
EMEA	7.9	23.3
Asia	(0.8)	(1.3)
Inventory step up to fair value relating to recent acquisitions - Americas	0.6	(3.5)
Inventory adjustment relating to exit activities - EMEA	1.3	(2.6)
Restructuring charges - Americas	(0.1)	(3.4)
Restructuring and other exit charges - EMEA	(2.3)	(20.4)
Restructuring charges - Asia	(0.3)	(2.7)
Impairment of indefinite-lived intangibles - EMEA	(4.5)	—
Impairment of goodwill - Asia	(39.7)	—
Legal proceedings settlement charge - EMEA	—	(7.2)
Amortization of identified intangible assets from recent acquisitions - Americas	(5.3)	(5.5)
Amortization of identified intangible assets from recent acquisitions - EMEA	0.7	—
ERP system implementation and other - Americas	(1.2)	(2.4)
Acquisition activity expense - Americas	(0.1)	(0.5)
Total operating earnings	$20.1	$35.0
EMEA - Europe, Middle East and Africa

Net earnings for the twelve months of fiscal 2020 were $137.1 million, or $3.20 per diluted share, which included an unfavorable net of tax impact of $63.5 million, or $1.48 per diluted share, from cash and non-cash charges from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Net earnings for the twelve months of fiscal 2019 were $160.2 million, or $3.73 per diluted share, which included an unfavorable net of tax impact of $51.9 million or $1.20 per diluted share from cash and non-cash charges highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Adjusted Net earnings for the twelve months of fiscal 2020, on a non-GAAP basis, were $4.68 per diluted share. This compares to the prior year twelve months adjusted Net earnings of $4.93 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company's use of non-GAAP adjusted financial information.

Net sales for the twelve months of fiscal 2020 were $3,087.8 million, an increase of 10% from the net sales of $2,808.0 million in the comparable period in fiscal 2019. This increase was the result of a 17% increase from the Alpha and NorthStar acquisitions, partially offset by a 4% decrease in organic volume, a 2% decrease in foreign currency translation impact and a 1% decrease in pricing.

The Company's operating results for its business segments for the twelve months of fiscal years 2020 and 2019 are as follows:

	Twelve months ended
	($ millions)
	March 31, 2020	March 31, 2019
Net sales by segment
Americas	$2,082.3	$1,690.9
EMEA	787.3	860.6
Asia	218.2	256.5
Total net sales	$3,087.8	$2,808.0
Operating earnings
Americas	$237.0	$211.0
EMEA	50.3	71.4
Asia	—	3.2
Inventory step up to fair value relating to recent acquisitions - Americas	(1.9)	(7.2)
Inventory adjustment relating to exit activities - EMEA	—	(2.6)
Inventory adjustment relating to exit activities - Asia	—	(0.5)
Restructuring charges - Americas	(2.5)	(4.0)
Restructuring and other exit charges - EMEA	(11.3)	(27.0)
Restructuring charges - Asia	(1.5)	(3.2)
Fixed asset write-off relating to exit activities and other - Americas	(5.5)	—
Fixed asset write-off relating to exit activities - Asia	—	(0.6)
Impairment of indefinite-lived intangibles - EMEA	(4.5)	—
Impairment of goodwill - Asia	(39.7)	—
Legal proceedings charge, net - EMEA	—	(4.4)
Gain on sale of facility - EMEA	—	0.5
Amortization of identified intangible assets from recent acquisitions - Americas	(23.0)	(5.5)
Amortization of identified intangible assets from recent acquisitions - EMEA	(0.1)	—
ERP system implementation and other - Americas	(5.3)	(5.4)
Acquisition activity expense - Americas	(1.8)	(13.2)
Total operating earnings	$190.2	$212.5
EMEA - Europe, Middle East and Africa

David M. Shaffer, President and Chief Executive Officer of EnerSys stated “As I noted in our press release on April 21st, the fourth quarter reflected good performance despite the many challenges we faced, including the direct adverse impact COVID-19 had on our factories in China and overall supply chain. Currently, all of our factories, deemed essential critical infrastructure suppliers, remain in operation with some near full capacity while others reflect lower demand, particularly those in our motive power lines of business. We have been able to meet customer demand while maintaining the safety considerations for those in our facilities and as many employees continue to work effectively from home. Orders softened from our OEM motive power and transportation customers due to their forced closures related to COVID. In the near term, additional TPPL production is being allocated to network power, defense and the startup of our premium automotive retail business. We remain optimistic about our upcoming 5G opportunities and have continued significant progress on our new small cell powering solutions. We also continue to win meaningful new defense contracts for our thermal batteries. Meanwhile, we are adjusting our cost structure to adapt to the current environment while generating strong cash flows, protecting our balance sheet and capitalizing on opportunities to increase market share.”

Reconciliation of Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles, ("GAAP"). EnerSys' management uses the non-GAAP measure “adjusted Net earnings” as applicable, in their analysis of the Company's performance. This measure, as used by EnerSys in past quarters and years, adjusts Net earnings determined in accordance with GAAP to reflect changes in financial results associated with the Company's restructuring initiatives and other highlighted charges and income items. Management believes the presentation of this financial measure reflecting these non-GAAP adjustments provides important supplemental information in evaluating the operating results of the Company as distinct from results that include items that are not indicative of ongoing operating results and overall business performance; in particular, those charges that the Company incurs as a result of restructuring activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance, such as significant legal proceedings, ERP system implementation, amortization of Alpha and NorthStar related intangible assets and tax valuation allowance changes, including those related to the adoption of the Tax Cuts and Jobs Act in the United States and the Federal Act on Tax Reform and AHV Financing in Switzerland. Because these charges are not incurred as a result of ongoing operations, or are incurred as a result of a potential or previous acquisition, they are not as helpful a measure of the performance of our underlying business, particularly in light of their unpredictable nature and are difficult to forecast.

Income tax effects of non-GAAP adjustments are calculated using the applicable statutory tax rate for the jurisdictions in which the charges (benefits) are incurred, while taking into consideration any valuation allowances. For those items which are non-taxable, the tax expense (benefit) is calculated at 0%.

This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for Net earnings determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding the Company's ongoing operating results. This supplemental presentation should not be construed as an inference that the Company's future results will be unaffected by similar adjustments to Net earnings determined in accordance with GAAP.

Included below is a reconciliation of non-GAAP adjusted financial measures to reported amounts. Non-GAAP adjusted Net earnings are calculated excluding restructuring and other highlighted charges and credits. The following tables provide additional information regarding certain non-GAAP measures:

	Quarter ended
	(in millions, except share and per share amounts)
	March 31, 2020		March 31, 2019
Net Earnings reconciliation
As reported Net (Loss) Earnings	$(1.5)		$18.5
Non-GAAP adjustments:
Inventory step up to fair value relating to recent acquisitions	(1.9)	(1)	3.5	(1)
Restructuring, exit and other charges	2.7	(2)	29.1	(2)
Impairment of goodwill and indefinite-lived intangibles	44.2	(3)	—
Amortization of identified intangible assets from recent acquisitions	4.6	(4)	5.5	(4)
ERP system implementation and other	1.2	(5)	2.4	(5)
Legal proceedings charge	—		7.2	(6)
Acquisition activity expense	0.1	(8)	0.5	(8)
Income tax effect of above non-GAAP adjustments	(1.9)		(4.6)
Non-GAAP adjusted Net Earnings	$47.5		$62.1

Outstanding shares used in Non-GAAP adjusted Net Earnings per share calculations
Basic	42,312,315		42,856,604
Diluted	42,921,613		43,585,523

Outstanding shares used in Reported Net Earnings per share calculations
Basic	42,312,315		42,856,604
Diluted	42,312,315		43,585,523

Non-GAAP adjusted Net Earnings per share:
Basic	$1.12		$1.45
Diluted	$1.11		$1.43

Reported Net (Loss) Earnings per share:
Basic	$(0.04)		$0.43
Diluted	$(0.04)		$0.42
Dividends per common share	$0.175		$0.175

The following table provides the regional allocation of the non-GAAP adjustments shown in the reconciliation above:

	Quarter ended
	($ millions)
	March 31, 2020	March 31, 2019
	Pre-tax	Pre-tax
(1) Inventory step up to fair value relating to recent acquisitions - Americas	$(0.6)	$3.5
(1) Inventory step up to fair value relating to recent acquisitions - EMEA	(1.3)	—
(2) Inventory adjustment relating to exit activities - EMEA - Bulgaria	—	2.6
(2) Restructuring charges - Americas	0.1	3.4
(2) Restructuring and other exit charges - EMEA	2.3	20.4
(2) Restructuring charges - Asia	0.3	2.7
(3) Impairment of indefinite-lived intangibles - EMEA	4.5	—
(3) Impairment of goodwill - Asia	39.7	—
(4) Amortization of identified intangible assets from recent acquisitions - Americas	5.3	5.5
(4) Amortization of identified intangible asset from recent acquisitions - EMEA	(0.7)	—
(5) ERP system implementation and other - Americas	1.2	2.4
(6) Legal proceedings charge - EMEA	—	7.2
(8) Acquisition activity expense - Americas	0.1	0.5
Total Non-GAAP adjustments	$50.9	$48.2

EMEA - Europe, Middle East and Africa

	Twelve months ended
	(in millions, except share and per share amounts)
	March 31, 2020		March 31, 2019
Net Earnings reconciliation
As reported Net Earnings	$137.1		$160.2
Non-GAAP adjustments:
Inventory step up to fair value relating to recent acquisitions	1.9	(1)	7.2	(1)
Restructuring, exit and other charges	20.8	(2)	37.9	(2)
Impairment of goodwill and indefinite-lived intangibles	44.2	(3)	—
Amortization of identified intangible assets from recent acquisitions	23.1	(4)	5.5	(4)
ERP system implementation and other	5.3	(5)	5.4	(5)
Legal proceedings charge, net	—		4.4	(6)
Gain on sale of facility	—		(0.5)	(7)
Acquisition activity expense	1.8	(8)	13.2	(8)
Income tax effect of above non-GAAP adjustments	(12.6)		(21.2)
Swiss Tax Reform	(21.0)		—
Non-GAAP adjusted Net Earnings	$200.6		$212.1

Outstanding shares used in per share calculations
Basic	42,411,834		42,335,023
Diluted	42,896,775		43,008,952

Non-GAAP adjusted Net Earnings per share:
Basic	$4.73		$5.01
Diluted	$4.68		$4.93

Reported Net Earnings per share:
Basic	$3.23		$3.79
Diluted	$3.20		$3.73
Dividends per common share	$0.70		$0.70

The following table provides the regional allocation of the non-GAAP adjustments shown in the reconciliation above:

	Twelve months ended
	($ millions)
	March 31, 2020	March 31, 2019
	Pre-tax	Pre-tax
(1) Inventory step up to fair value relating to recent acquisitions - Americas	$1.9	$7.2
(2) Inventory adjustment relating to exit activities - EMEA - (Bulgaria)	—	2.6
(2) Inventory adjustment relating to exit activities - Asia	—	0.5
(2) Restructuring charges - Americas	2.5	4.0
(2) Restructuring and other exit charges - EMEA	11.3	27.0
(2) Restructuring charges - Asia	1.5	3.2
(2) Fixed asset write-off relating to exit activities and other - Americas	5.5	—
(2) Fixed asset write-off relating to exit activities - Asia	—	0.6
(3) Impairment of indefinite-lived intangibles - EMEA	4.5	—
(3) Impairment of goodwill - Asia	39.7	—
(4) Amortization of identified intangible assets from recent acquisitions - Americas	23.0	5.5
(4) Amortization of identified intangible assets from recent acquisition - EMEA	0.1	—
(5) ERP system implementation and other - Americas	5.3	5.4
(6) Legal proceedings charge, net - EMEA	—	4.4
(7) Gain on sale of facility - EMEA	—	(0.5)
(8) Acquisition activity expense - Americas	1.8	13.2
Total Non-GAAP adjustments	$97.1	$73.1

EMEA - Europe, Middle East and Africa

Summary of Earnings (Unaudited)
(In millions, except share and per share data)

	Quarter ended
	March 31, 2020	March 31, 2019
Net sales	$781.8	$796.6
Gross profit	200.8	202.3
Operating expenses	133.8	133.6
Restructuring and other exit charges	2.7	26.5
Impairment of goodwill	39.7	—
Impairment of indefinite-lived intangibles	4.5	—
Legal proceedings charge	—	7.2
Operating earnings	20.1	35.0
Earnings before income taxes	7.4	23.7
Income tax expense	8.9	5.2
Net (loss) earnings attributable to EnerSys stockholders	$(1.5)	$18.5

Net reported (loss) earnings per common share attributable to EnerSys stockholders:
Basic	$(0.04)	$0.43
Diluted	$(0.04)	$0.42
Dividends per common share	$0.175	$0.175
Weighted-average number of common shares used in reported earnings per share calculations:
Basic	42,312,315	42,856,604
Diluted	42,312,315	43,585,523

	Twelve months ended
	March 31, 2020	March 31, 2019
Net sales	$3,087.8	$2,808.0
Gross profit	784.9	693.1
Operating expenses	529.7	441.4
Restructuring, exit and other charges	20.8	34.8
Impairment of goodwill	39.7	—
Impairment of indefinite-lived intangibles	4.5	—
Legal proceedings charge, net	—	4.4
Operating earnings	190.2	212.5
Earnings before income taxes	147.0	182.1
Income tax expense	9.9	21.6
Net earnings attributable to EnerSys stockholders	$137.1	$160.2

Net reported earnings per common share attributable to EnerSys stockholders:
Basic	$3.23	$3.79
Diluted	$3.20	$3.73
Dividends per common share	$0.70	$0.70
Weighted-average number of common shares used in reported earnings per share calculations:
Basic	42,411,834	42,335,023
Diluted	42,896,775	43,008,952

EnerSys also announced that it will host a conference call to discuss the Company's fourth quarter fiscal year 2020 financial results and provide an overview of the business. The call will conclude with a question and answer session.

The call, scheduled for Tuesday, June 2, 2020 at 9:00 a.m., Eastern Time, will be hosted by David M. Shaffer, President and Chief Executive Officer, and Michael J. Schmidtlein, Chief Financial Officer.

The call will also be webcast on EnerSys' website. There will be a free download of a compatible media player on the Company’s website at http://www.enersys.com.

The conference call information is:

Date:	Tuesday, June 2, 2020
Time:	9:00 a.m. Eastern Time
Via Internet:	http://www.enersys.com
Domestic Dial-In Number:	877-359-9508
International Dial-In Number:	224-357-2393
Passcode:	9760289

A replay of the conference call will be available from 12:30 p.m. on June 2 2020 through 12:30 p.m. on July 2, 2020.

The replay information is:

Via Internet:	http://www.enersys.com
Domestic Replay Number:	855-859-2056
International Replay Number:	404-537-3406
Passcode:	9760289

For more information, contact Steve Heir, Vice President, Corporate Development & Investor Relations, EnerSys, P.O. Box 14145, Reading, PA 19612-4145, USA. Tel: 610-236-4040 or by emailing investorrelations@enersys.com; Web site: www.enersys.com.

EDITOR'S NOTE: EnerSys, the global leader in stored energy solutions for industrial applications, manufactures and distributes reserve power and motive power batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. Motive power batteries and chargers are utilized in electric forklift trucks and other commercial electric powered vehicles. Reserve power batteries are used in the telecommunication and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions including medical, aerospace and defense systems. Outdoor equipment enclosure products are utilized in the telecommunication, cable, utility, transportation industries and by government and defense customers. The company also provides aftermarket and customer support services to its customers in over 100 countries through its sales and manufacturing locations around the world. With the recent Alpha acquisition, EnerSys provides highly integrated power solutions and services to broadband, telecom, renewable and industrial customers.

More information regarding EnerSys can be found at www.enersys.com.

Caution Concerning Forward-Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, intention to pay quarterly cash dividends, return capital to stockholders, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, order intake, backlog, payment of future cash dividends, commodity prices, execution of its stock buy back program, judicial or regulatory proceedings, and market share, as well as statements expressing optimism or pessimism about future operating results or benefits from its cash dividend, its stock buy back programs, satisfactory resolution of insurance coverage and claims for both property damage and business interruption, strategy for business interruption, or revenue loss due to the fire at the Richmond, KY facility, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” including “Forward-Looking Statements,” set forth in EnerSys’ Annual Report on Form 10-K for the fiscal year ended March 31, 2020. No undue reliance should be placed on any forward-looking statements.